UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Celsion Corporation

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CELSION CORPORATION

997 LENOX DRIVE, SUITE 100

LAWRENCEVILLE, NJ 08648

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, FEBRUARY 24, 2022

To Our Stockholders:

Notice is hereby given that a special meeting (the “Special Meeting”) of the stockholders of Celsion Corporation, a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on Thursday, February 24, 2022. You will be able to attend the Special Meeting, vote, and submit your questions during the meeting via live webcast through the link www.virtualshareholdermeeting.com/CLSN2022SM and entering your 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials. We have adopted this technology to expand access to the meeting, improve communications and impose lower costs on our stockholders, the Company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world. Additionally, given the heightened concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the potential health and safety risks to participants. The Special Meeting shall be held for the following purpose, all as more fully described in the accompanying Proxy Statement:

1)	To amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split at an exchange ratio within a range of 7-1, 10-1, 12-1 or 15-1 and to maintain the number of authorized shares of Common Stock effective immediately after the Reverse Stock Split at the current level of 112,500,000 shares; and

2)

To approve any adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal No.1.

The close of business on January 14, 2022 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on January 14, 2022 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or submit your vote via the internet at www.proxyvote.com or vote by phone by calling the number printed on the accompanying voting document. Your proxy is revocable, as set forth in the accompanying Proxy Statement. Therefore, you may attend the Special Meeting and vote your shares via the live webcast even if you send in your Proxy Card.

By Order of the Board of Directors

/s/ Jeffrey W. Church
January __, 2022 Lawrenceville, NJ	Jeffrey W. Church Corporate Secretary

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE SPECIAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT JANUARY 26, 2022. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

●	COMPLETE AND RETURN A WRITTEN PROXY CARD

●	ATTEND THE COMPANY’S SPECIAL MEETING OF STOCKHOLDERS VIA LIVE WEBCAST AND VOTE AT THE SPECIAL MEETING

●	VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM

●	VOTE BY PHONE BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR VOTE BY PHONE BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT. ANY STOCKHOLDER ATTENDING THE MEETING VIA THE LIVE WEBCAST MAY VOTE EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

WHETHER OR NOT YOU INTEND TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT.

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CELSION CORPORATION

PROXY STATEMENT

TABLE OF CONTENTS

Page
Information Concerning Solicitation and Voting	5
Information About the Special Meeting Date, Time and Place of the Special Meeting	5
Who May Attend the Special Meeting	6
Who May Vote	6
How to Vote	7
Voting by Proxy	7
Quorum Requirement	8
Voting Requirements	8
Other Matters	8
Information about the Proxy Statement and the Solicitation of Proxies	8
Householding of Special Meeting Materials	9
Beneficial Ownership of Common Stock	9

Proposal No. 1: To amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split at an exchange ratio within a range of 7-1, 10-1, 12-1 or 15-1 and to maintain the number of authorized shares of Common Stock effective immediately after the Reverse Stock Split at the current level of 112,500,000 shares.	13

Proposal No. 2: To approve any adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal No.1.	20

Stockholder Nominations and Proposals for the 2022 Annual Meeting of Stockholders	21

Where You Can Find Additional Information	21

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CELSION CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Celsion Corporation, a Delaware corporation (sometimes referred to in this Proxy Statement as the “Company”, “Celsion”, “we” or “us”), for exercise in voting at the Company’s Special Meeting of Stockholders to be held on Thursday, February 24, 2022 (the “Special Meeting”) for the purpose of approving a proposal to further amend our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split at an exchange ratio within a range of 7-1, 10-1, 12-1 or 15-1 and to maintain the number of authorized shares of Common Stock effective immediately thereafter at the current level of 112,500,000 shares (the “Reverse Stock Split Proposal”) and to approve any adjournments or postponements thereof (the “Adjournment Proposal” and together with the Reverse Stock Split Proposal, the “Proposals”). We are first sending this Proxy Statement, accompanying Proxy Card and Notice of Special Meeting of Stockholders to our stockholders on or about January 26, 2022.

Celsion is a fully integrated, clinical-stage biotechnology company focused on advancing a portfolio of innovative cancer treatments, including immunotherapies and DNA-based therapies, and a platform for the development of nucleic acid vaccines currently focused on SARS-CoV-2. The Company’s product pipeline includes GEN-1, a DNA-based immunotherapy for the localized treatment of ovarian cancer. Celsion also has two feasibility-stage platform technologies for the development of novel nucleic acid-based immunotherapies and other anticancer DNA or RNA therapies. Both are novel synthetic, non-viral vectors with demonstrated capability in nucleic acid cellular transfection.

Celsion GmbH is Celsion’s wholly owned, special purpose subsidiary based in Zug, Switzerland. Celsion GmbH is responsible for supporting studies of ThermoDox®, a proprietary heat-activated liposomal encapsulation of doxorubicin, is under investigator-sponsored development for several cancer indications.

Our executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648 and our telephone number is (609) 896-9100.

INFORMATION ABOUT THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The Special Meeting will be held at 10:00 a.m., local time, on Thursday, February 24, 2022. You will be able to attend the Special Meeting, vote, and submit your questions during the meeting via live webcast through the link www.virtualshareholdermeeting.com/CLSN2022SM and entering your 16-digit control number included on the notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

Why is the Special Meeting a virtual, online meeting?

We have adopted this technology to expand access to the meeting, improve communications and impose lower costs on our stockholders, the Company and the environment. The online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting the meeting via live webcast through the link www.virtualshareholdermeeting.com/CLSN2022SM and entering your 16-digit control number included on the notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation by enabling stockholders to participate from any location around the world and improve our ability to communicate more effectively with our stockholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. You will also be provided the opportunity to submit questions via the live webcast during the meeting.

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Who May Attend and Vote at the Special Meeting?

Only stockholders who own our common stock, par value $0.01 per share (the “Common Stock”), Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), or Series B Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Stock”), as of the close of business on January 14, 2022, the record date for the Special Meeting (the “Record Date”), will be entitled to attend and vote at the Special Meeting. At the discretion of management, we may also permit certain individuals to attend the Special Meeting, including professional service providers and our employees.

On January 13, 2022, the Company closed two preferred stock offerings, in which the Company issued 50,000 shares of Series A Convertible Preferred Stock and 50,000 shares of Series B Convertible Preferred Stock, each with an aggregate stated value of $15,000,000. Total net proceeds from the offerings, before deducting the placement agent’s fees and other estimated offering expenses, is approximately $28.5 million. Each share of Preferred Stock has a purchase price of $285, representing an original issue discount of 5% of the $300 stated value of each share. Each share of Series A Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $0.91 per share and each share of Series B Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $1.00 per share.

How will the Shares be Voted at the Special Meeting?

Each share of our Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to the stockholders at the Special Meeting. As of the Record Date, there were 86,557,736 shares of our Common Stock issued and outstanding. Holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock will vote on the Reverse Stock Split Proposal as a single class. Only the holders of Common Stock are entitled to vote on the Adjournment Proposal.

Each share of Series A Preferred Stock outstanding on the Record Date has a number of votes equal to the number of shares of Common Stock issuable upon conversion of such share (whether or not such shares are then convertible). Accordingly, as of the Record Date, each share of Series A Preferred Stock has 329.67 votes, which is determined by dividing $300, the stated value of one share of Series A Preferred Stock, by $0.91, the conversion price. As of the Record Date, there were 50,000 shares of our Series A Preferred Stock issued and outstanding, convertible into an aggregate of 16,483,516 shares of Common Stock. The holders of the Series A Preferred Stock have agreed to not transfer their shares of Series A Preferred Stock until after the Special Meeting, attend the Special Meeting, vote all shares of Series A Preferred Stock in favor of the Reverse Stock Split Proposal, and, upon request by the Company, grant the Company or its designee an irrevocable proxy to vote all shares of Series A Preferred Stock in favor of the Reverse Stock Split Proposal.

Each share of Series B Preferred Stock outstanding on the Record Date entitles the holder thereof to 45,000 votes on the Reverse Stock Split. As of the Record Date, there were 50,000 shares of our Series B Preferred Stock issued and outstanding, convertible into an aggregate of 15,000,000 shares of Common Stock. The holders of the Series B Preferred Stock have agreed to not transfer their shares of Series B Preferred Stock until after the Special Meeting, attend the Special Meeting, to vote all shares of Series B Preferred Stock in the same proportion as the aggregate shares of Common Stock and Series A Preferred Stock are voted on the Reverse Stock Split Proposal and, upon request by the Company, grant the Company or its designee an irrevocable proxy to vote the shares of Series B Preferred Stock in accordance with the above. As an example, if 70% of the aggregate votes cast by Common Stock and Series A Preferred Stock voting on the Reverse Stock Split Proposal are voted in favor thereof and 30% of the aggregate votes cast by Common Stock and Series A Preferred Stock voting on the Reverse Stock Split Proposal are voted against such Proposal, then 70% of the votes entitled to be cast by Series B Preferred Stock will be cast in favor of the Proposal and 30% of such votes will be cast against the Proposal.

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The allocation of the voting power with respect to the Reverse Stock Split is illustrated in the following table:

	Number of Shares	Number of Votes per share	Aggregate Number of Votes	Percentage of Total Voting Power
Common Stock	86,557,736	1	86,557,736	84.0%
Series A Preferred Stock	50,000	329.67	16,483,516	16.0%
Series B Preferred Stock(1)	50,000	45,000	2,250,000,000	-

(1) Shares of Series B Preferred Stock will be voted in a manner that “mirrors” the proportions of the votes of the shares of Common Stock (excluding any shares of Common Stock that are not voted) and Series A Preferred Stock.

How to Vote

If you were a holder of our Common Stock, Series A Preferred Stock or Series B Preferred Stock as of the Record Date, you are entitled to vote at the Special Meeting, and we encourage you to vote your shares by attending the live webcast of the Special Meeting.

HOWEVER, WHETHER OR NOT YOU INTEND TO ATTEND THE SPECIAL MEETING VIA THE LIVE WEBCAST, THE BOARD REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN ORDER TO ENSURE THE PRESENCE OF A QUORUM.

A pre-addressed and postage-paid return envelope is enclosed for your convenience. Alternatively, you may cast your vote via the internet at www.proxyvote.com or by phone by calling the number printed on the accompanying voting document.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares via the live webcast at the Special Meeting, you should contact your broker or agent to obtain a proxy in order to vote.

Voting by Proxy

If you vote by proxy, the individuals named on the proxy, or their substitutes, will vote your shares in the manner you indicate. If a beneficial owner who holds shares in street name does not provide specific voting instructions to their brokerage firm, bank, broker dealer or other nominee, under the rules of certain securities exchanges, including Nasdaq Marketplace Rules, the brokerage firm, bank, broker dealer or other nominee holding those shares may generally vote as the nominee determines in its discretion on behalf of the beneficial owner on routine matters but cannot vote on non-routine matters, the latter of which results in “broker non-votes.” The Proposals involve matters we consider routine under the applicable rules. Accordingly, if you do not give instructions to your broker, the broker may vote your shares in its discretion on the Proposals and therefore no broker non-votes are expected in connection with the Proposals. If you date, sign, and return the proxy card without indicating your instructions, your shares will be voted as follows:

●	Proposal No.1. “FOR” to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split at an exchange ratio within a range of 7-1, 10-1, 12-1 or 15-1 and to maintain the number of authorized shares of Common Stock effective immediately after the Reverse Stock Split at the current level of 112,500,000 shares; and

●	Proposal No.2. “FOR” to approve any adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal No.1.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by voting via the live webcast at the Special Meeting, or by sending a written revocation of your proxy addressed to our Corporate Secretary at our principal executive office. Your latest dated proxy card is the one that will be counted.

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Quorum Requirement

A quorum is necessary to hold a valid meeting. The presence, via the live webcast or by proxy, of holders of our capital stock entitled to cast one-third of all the votes entitled to be cast at the Special Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner properly executes and returns a proxy without voting on a particular proposal because such holder of record does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. For purposes of the Special Meeting, a quorum requires 39,343,150 votes, or one-third of the aggregate number of our outstanding Common Stock and Preferred Stock (on an as-converted basis). The Preferred Stock is convertible into 31,483,516 shares of Common Stock in the aggregate.

Voting Requirements

Proposal No.1. Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” on the Reverse Stock Split Proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split at an exchange ratio within a range of 7-1, 10-1, 12-1 or 15-1 and to maintain the number of authorized shares of Common Stock effective immediately after the Reverse Stock Split at the current level of 112,500,000 shares. The affirmative vote of the holders of a majority of the outstanding voting power of shares of our Common Stock and Preferred Stock entitled to vote on the Reverse Stock Split Proposal will be required to approve the amendment.

Since the Series B Preferred Stock will mirror only votes cast, abstentions by holders of our Common Stock, which would ordinarily have the effect of a vote against the Reverse Stock Split Proposal, will not have any effect on the outcome of the vote.

Proposal No.2. Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” on the Adjournment Proposal The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Common Stock represented in person or by proxy at the Special Meeting, and abstentions will have no effect on the outcome of the proposal.

Other Matters

The Board knows of no other matters that may be presented for stockholder action at the Special Meeting. It is not anticipated that other matters will be brought before the Special Meeting. If other matters do properly come before the Special Meeting, or any adjournments or postponements thereof, however, persons named as proxies will vote upon them in their discretion.

Information about the Proxy Statement and the Solicitation of Proxies

The enclosed proxy is solicited by the Board and we will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, accompanying Proxy Card and Notice of Special Meeting of Stockholders, as well as any additional materials that we may furnish to stockholders in connection with the Special Meeting. Copies of our solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

The solicitation of proxies may be by mail and direct communication with certain stockholders or their representatives by our officers, directors, and employees, who will receive no additional compensation therefor. We have engaged Laurel Hill Advisory Group, LLC, to assist with the solicitation of proxies for an estimated fee of $9,500 plus reasonable out-of-pocket expenses.

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Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of such document to you if you write or call the Company at the following address or telephone number:

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

Attention: Corporate Secretary

(609) 896-9100

If you would like to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address and telephone number set forth above.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of January 14, 2022 by:

●	each person or group known by us to own beneficially more than five percent of the outstanding Common Stock;

●	each of our directors and the director nominees, as well as each executive officer named in the Summary Compensation Table appearing under the heading “Executive Compensation”; and

●	our directors and executive officers as a group.

We determine beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has voting or investment power as well as shares that may be acquired within 60 days. Shares of Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of January 14, 2022 are treated as outstanding and beneficially owned by the holder of such options. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated or as to the interests of spouses, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby. Because the conversion rights of holders of the Preferred Shares are contingent on the effectuation of the Reverse Stock Split, the shares of Common Stock underlying the Preferred Shares are not considered to be outstanding for purposes of this table.

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NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)	PERCENT OF SHARES OF COMMON STOCK OUTSTANDING (2)	NUMBER OF SHARES OF SERIES A PREFERRED STOCK BENEFICIALLY OWNED	PERCENT OF SHARES OF SERIES A PREFERRED STOCK OUTSTANDING	NUMBER OF SHARES OF SERIES B PREFERRED STOCK BENEFICIALLY OWNED	PERCENT OF SHARES OF SERIES B PREFERRED STOCK OUTSTANDING

Ayrton Capital, LLC (3)	5,555,555	6.42	-	-	-	-
Altium Capital Management, LP (4)	5,555,555	6.42	-	-	-	-
CVI Investments, Inc. (5)	5,555,555	6.42	-	-	-	-
BPY Limited (6)	-	-	6,667	13.33	6,667	13.33
Nomis Bay Ltd (7)	-	-	10,000	20.0	10,000	20.0
Dominion Capital LLC (8)	-	-	16,666	33.33	16,666	33.33
3i, LP (9)	-		16,667	33.33	16,667	33.33
		-
Augustine Chow* (10)	145,798	**	-	-	-	-
Robert W. Hooper* (11)	166,090	**	-	-	-	-
Stacy R. Lindborg * (12)	13,333	**	-	-	-	-
Frederick J. Fritz* (13)	212,275	**	-	-	-	-
Donald P. Braun* (14)	119,908	**	-	-	-	-
Christine Pellizzari* (15)	13,333	**	-	-	-	-
Michael H. Tardugno* (16)	1,838,770	2.128	-	-	-	-
Nicholas Borys* (17)	426,848	**	-	-	-	-
Khursheed Anwer* (18)	408,225	**	-	-	-	-
Jeffrey W. Church* (19)	620,915	**	-	-	-	-
Directors and Executive Officers as a group (10 persons)	3,965,495	4.58	-	-	-	-

*	The address of each of the individuals named is c/o Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648.

**	Less than one percent.

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(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Based on 86,557,736 shares of Common Stock outstanding as of January 14, 2022.

(3)	Based on the Schedule 13G filed by Ayrton Capital, LLC (“Ayrton Capital”) on February 1, 2021, reporting beneficial ownership as of January 22, 2021. The Schedule 13G provides information only as of January 22, 2021, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between January 22, 2021 and January 14, 2022. Shares reported herein were held by Alto Opportunity Master Fund, SPC—Segregated Master Portfolio B (the “Fund”), a Cayman Islands exempted company. The Fund is a private investment vehicle for which Ayrton Capital LLC serves as the investment manager and Waqas Khatri serves as the managing member of the Ayrton Capital LLC. The address of the principal business and office of Ayrton Capital LLC and its affiliates is 222 Broadway 19th Floor, New York, New York, 10038.

(4)	Based on the Schedule 13G filed by Altium Capital Management, LLC (“Altium Capital”) on January 29, 2021, reporting beneficial ownership as of January 22, 2021. The Schedule 13G provides information only as of January 22, 2021, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between January 22, 2021 and January 14, 2022. This statement is jointly filed by and on behalf of each of Altium Growth Fund, LP (the “Fund”), Altium Capital Management, LLC, and Altium Growth GP, LLC. The Fund is the record and direct beneficial owner of the securities covered by this statement. Altium Capital Management, LP is the investment adviser of, and may be deemed to beneficially own securities, owned by, the Fund. Altium Growth GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by the Fund. The address of the principal business office of each of the reporting persons is 152 West 57 Street, FL 20, New York, NY 10019.

(5)	Based on the Schedule 13G filed by CVI Investments Inc. (“CVI”) and Heights Capital Management (“Heights”) on January 29, 2021, reporting beneficial ownership as of January 22, 2021. The Schedule 13G provides information only as of January 22, 2021, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between January 22, 2021 and January 14, 2022. Heights which serves as the investment manager to CVI may be deemed to be the beneficial owner of all shares owned by Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Each of Heights, CVI and Mr. Kobinger hereby disclaims any beneficial ownership of any such shares, except for their pecuniary interest therein. CVI Investments Inc.’s address is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104 Cayman Islands and Heights Capital Management’s address is 101 California Street, Suite 3250, San Francisco, California 94111.

(6)	The business address of BPY Limited is 400-145 Adelaide Street W, Toronto, ON, M5H 4E5, Canada. The shares of Preferred will not become convertible at the option of the holder or otherwise into shares of Common Stock until the Reverse Stock Split Effective Date (as defined below).

(7)	The business address of Nomis Bay Ltd is 400-145 Adelaide Street W, Toronto, ON, M5H 4E5, Canada. The shares of Preferred will not become convertible at the option of the holder or otherwise into shares of Common Stock until the Reverse Stock Split Effective Date.

(8)	The business address of Dominion Capital LLC is 256 West 38th Street, 15th Floor, New York, NY 10018. The shares of Preferred will not become convertible at the option of the holder or otherwise into shares of Common Stock until the Reverse Stock Split Effective Date.

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(9)	The business address of 3i, LP is 140 Broadway, FL 38; New York, NY 10005. The shares of Preferred will not become convertible at the option of the holder or otherwise into shares of Common Stock until the Reverse Stock Split Effective Date.

(10)	Includes 144,355 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of January 14, 2022.

(11)	Includes 140,403 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of January 14, 2022.

(12)	Includes 13,333 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of January 14, 2022.

(13)	Includes 140,784 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of January 14, 2022.

(14)	Includes 110,951 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of January 14, 2022.

(15)	Includes 13,333 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of January 14, 2022.

(16)	Includes 1,651,070 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of January 14, 2022.

(17)	Includes 375,424 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of January 14, 2022.

(18)	Includes 365,368 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of January 14, 2022.

(19)	Includes 566,617 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of January 14, 2022.

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PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

AT AN EXCHANGE RATIO WITHIN A RANGE OF 7-1, 10-1, 12-1 OR 15-1

AND TO MAINTAIN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK EFFECTIVE IMMEDIATELY AFTER THE REVERSE STOCK SPLIT AT THE CURRENT LEVEL OF 112,500,000 SHARES

The Board has adopted a resolution approving and recommending to the Company’s stockholders for their approval a proposal to amend the Certificate of Incorporation to effect a reverse stock split of outstanding shares of Common Stock at an exchange ratio within a range of 7-to-1, 10-to-1, 12-to-1 and 15-1. If the Reverse Stock Split is implemented, pursuant to the amendment to the Company’s Certificate of Incorporation that gives effect to the Reverse Stock Split the total number of authorized shares of Common Stock will remain at the current level of 112,500,000 shares. The form of this proposed certificate of amendment to the Certificate of Incorporation (the “Reverse Stock Split Amendment”) is attached to this Proxy Statement as Appendix A.

Following stockholder approval, the number of issued and outstanding shares of our Common Stock would be reduced in accordance with the exchange ratio of either 7-1, 10-1, 12-1 or 15-1, as determined by the Board, effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split would affect all holders of our outstanding Common Stock uniformly and would not affect any stockholder’s percentage ownership or proportionate voting and other rights in our Common Stock, except for adjustments that might result from the treatment of fractional shares as described below. Proportionate adjustments would also be made to the per share conversion price of our Preferred Stock. Pursuant to the Reverse Stock Split Amendment, the number of authorized shares of our Common Stock would be maintained at 112,500,000 shares and the par value of our Common Stock would remain unchanged at $0.01 per share. The Reverse Stock Split Amendment would not impact the total authorized number of shares of Preferred Stock or the par value thereof.

Outstanding Shares

Our Certificate of Incorporation currently authorizes us to issue a maximum of 112,500,000 shares of Common Stock, par value $0.01 per share, and 100,000 shares of preferred stock, $0.01 par value per share. Our issued and outstanding securities as of January 14, 2022 are as follows: .1

●	86,557,736 shares of Common Stock;

●	50,000 shares of Series A Preferred Stock; and

●	50,000 shares of Series B Preferred Stock

1 Excluding 334 shares of treasury stock; 2,636,899 shares of Common Stock for outstanding warrants to purchase Common Stock; and 6,638,428 shares of Common Stock have been reserved for options and stock grants either granted or remaining to be granted.

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The table below illustrates the effect of the Reverse Stock Split on the number of shares of our Common Stock that would be issued and outstanding, authorized and reserved for issuance and authorized and unreserved for issuance based on our capitalization as of January 14, 2022:

	Shares Issued and Outstanding	Shares Authorized and Reserved for Issuance	Shares Authorized and Unreserved for Issuance	Total Authorized

As of January 14, 2022	86,557,736	25,759,177	183,087	112,500,000

Following 7-for-1 Reverse Stock Split	12,365,390	3,679,882	96,454,728	112,500,000

Following 10-for-1 Reverse Stock Split	8,655,773	2,575,917	101,268,310	112,500,000

Following 12-for-1 Reverse Stock Split	7,213,144	2,146,598	103,140,258	112,500,000

Following 15-for-1 Reverse Stock Split	5,770,515	1,717,278	105,012,207	112,500,000

The table above does not take into account fractional shares.

Reasons for the Reverse Stock Split

The Board believes that the increase in the number of available shares of Common Stock following the Reverse Stock Split will provide the Company with the ability to support its future anticipated growth and would provide greater flexibility to consider and respond to future business opportunities and needs as they arise, including equity financings and stock-based acquisitions of new technology and product development candidates. The availability of additional shares of Common Stock would permit the Company to undertake certain of the foregoing actions without delay and expense associated with holding a Special Meeting of Stockholders to obtain stockholder approval each time such an opportunity arises that would require the issuance of shares of our Common Stock.

Further, the Company compensates key employees through equity-based compensation programs. This compensation program is essential to the high-risk nature of the business and provides the ability to align the interests of key employees with stockholders. Without an increase in the number of available shares of Common Stock, the Company will not be able to recruit, retain and reward key employees, which includes non-employee directors, officers, other employees, consultants, independent contractors and agents.

In addition, the Reverse Stock Split will allow us to attempt to increase the bid price of our Common Stock by reducing the number of outstanding shares of our Common Stock. To continue listing on The NASDAQ Capital Market, we must comply with the applicable listing requirements under NASDAQ Marketplace Rules, which requirements include, among others, a minimum bid price of at least $1.00 per share. On December 2, 2021, we received a letter from NASDAQ indicating that the closing bid price of our Common Stock fell below $1.00 per share for the previous 30 consecutive business days, and that we are therefore not in compliance with the minimum bid price requirement for continued inclusion on The NASDAQ Capital Market. We have 180 calendar days, until May 31, 2022, to regain compliance with this requirement, which will occur if the closing bid price of our Common Stock is at least $1.00 per share for a minimum of ten consecutive business days during the 180-day compliance period.

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The Board has considered the potential harm to us if such deficiencies were to occur and we were not able to regain compliance, which would result in our Common Stock being delisted from The NASDAQ Capital Market. If our Common Stock were delisted from The NASDAQ Capital Market, trading of our Common Stock would most likely take place on an over-the-counter market established for unlisted securities, such as the Pink Sheets or the OTC Bulletin Board. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. As a result, many investors would likely not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our Common Stock would be subject to SEC rules regarding “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our Common Stock. For these reasons and others, delisting would likely adversely affect the liquidity, trading volume and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

The Board believes that a Reverse Stock Split is a potentially effective means for the Company to maintain compliance with NASDAQ Marketplace Rules and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from The NASDAQ Capital Market by producing the immediate effect of increasing the bid price of our Common Stock. The Reverse Stock Split will also enable the Company to support its anticipated growth, provide greater flexibility to consider and respond to future business opportunities and to recruit, retain and reward key employees.

Procedure for Affecting the Reverse Stock Split

The Board unanimously approved and recommended seeking shareholder approval of the Reverse Stock Split Proposal on January 6, 2022. If our stockholders approve the Reverse Stock Split Proposal, the Board would determine the exchange ratio from among the 7-1, 10-1, 12-1 or 15-1 options. Based, in part, on the price of the Common Stock on the days leading up to the filing of the Reverse Stock Split Amendment, the Board will determine the ratio of the Reverse Stock Split. The Board will publicly announce the ratio selected for the Reverse Stock Split prior to the effectiveness of the Reverse Stock Split within the limits set forth in the Reverse Stock Split Proposal.

The Reverse Stock Split Amendment would be filed with the Secretary of State of the State of Delaware. As of the filing date of the Reverse Stock Split Amendment (the “Reverse Stock Split Effective Date”), the outstanding shares of our Common Stock would be combined and converted into a lesser number of shares of Common Stock calculated in accordance with the exchange ratio set by the Board, within the specified range of potential exchange ratios, and without further action on the part of the Company and our stockholders. For instance, if a stockholder presently holds 100 shares of our Common Stock, the stockholder will hold 10 shares of our Common Stock following a Reverse Stock Split effected at an exchange ratio of ten-for-one. Proportionate adjustments would also be made to the per share conversion price of our Preferred Stock.

Fractional Shares

Any fractional share resulting from the Reverse Stock Split would be rounded down to the nearest whole share, and any stockholder who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio within the specified range would receive cash in lieu of a fractional share. The cash amount to be paid to each stockholder would equal the stockholder’s fractional interest in one share of our Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing sale price of our Common Stock on The NASDAQ Capital Market on the trading day immediately prior to the Reverse Stock Split Effective Date. Such cash payment is subject to applicable tax and abandoned property or escheat laws. In addition, stockholders are not entitled to receive interest for the period of time between the Reverse Stock Split Effective Date and the date on which stockholders receive payment.

Record and Beneficial Stockholders

After the Reverse Stock Split Effective Date, our Common Stock would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, a number used to identify our Common Stock. Stock certificates with the old CUSIP number would need to be exchanged for stock certificates with the new CUSIP number.

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After the Reverse Stock Split, stockholders of record holding some or all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities would receive a transaction statement at their address of record indicating the number of shares of our Common Stock they held after the Reverse Stock Split. Stockholders of record holding all of their shares in certificate form, or a combination of certificate and book-entry form, would receive transmittal letters from our transfer agent, American Stock Transfer & Trust Company, LLC (the “Transfer Agent”), as soon as practicable after the Reverse Stock Split Effective Date. The letters of transmittal would contain instructions on how the stockholders of record must surrender the certificates representing the pre-Reverse Stock Split shares to the Transfer Agent to be exchanged for stock certificates representing post-Reverse Stock Split shares. Any stockholders of record entitled to a cash payment in lieu of an interest in a fractional share would receive a check by U.S. mail delivered to their address of record as soon as practicable after the Reverse Stock Split Effective Date.

Stockholders holding our Common Stock in “street name,” through a brokerage firm, bank, broker-dealer or other nominee, would be treated in the same manner as stockholders of record whose shares are held in their own names with the Transfer Agent. However, stockholders should contact their brokerage firm, bank, broker-dealer or other nominee for more information regarding their particular procedures for processing the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Effects of the Reverse Stock Split

Effect on Preferred Stock, Warrants, Stock Options and Equity Plans

Based on the Reverse Stock Split exchange ratio selected by the Board, proportionate adjustments would also be made to the per share conversion price or exercise price, as the case may be, and the number of shares issuable upon the conversion or exercise of all of our Preferred Stock, warrants, options and any other similar rights or securities entitling their holders to purchase or obtain shares of our Common Stock. In addition, the number of shares of our Common Stock reserved for issuance under our equity compensation plans would be reduced by the exchange ratio selected by the Board for the Reverse Stock Split.

Effect on Par Value and Accounting

Following the Reverse Stock Split, the par value per share of our Common Stock would remain at $0.01 per share. Total stockholders’ equity would remain unchanged. Net loss per share and net book value per share would be increased as a result of the Reverse Stock Split since fewer shares of our Common Stock would be outstanding. All share and per share information in our financial statements would be restated to reflect the Reverse Stock Split for all periods presented in filings after the Reverse Stock Split Effective Date with the SEC and The NASDAQ Capital Market.

Certain Other Effects

After the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and outstanding shares of our Common Stock would remain fully paid and non-assessable. Our Common Stock would continue to be reported on The NASDAQ Capital Market under the symbol “CLSN,” although it is likely that NASDAQ would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the Reverse Stock Split Effective Date to indicate that the Reverse Stock Split had occurred. We would make all necessary filings with NASDAQ as required by SEC Rule 10b-17.

Potential Negative Effects of the Reverse Stock Split

The immediate effect of the Reverse Stock Split would be to reduce the number of shares of our outstanding Common Stock and to increase the bid price of our Common Stock. However, we cannot guarantee that the Reverse Stock Split would lead to an increase in the bid price of our Common Stock in proportion to the reduction in the number of shares of our outstanding Common Stock or result in a permanent increase in the bid price of our Common Stock. Indeed, because the bid price of our Common Stock depends on our performance, prospects, general market conditions and other factors unrelated to the number of shares of our Common Stock outstanding at any given time, the bid price of our Common Stock might decline after the Reverse Stock Split (perhaps by an even greater percentage than would have occurred in the absence of the Reverse Stock Split). As a result, we might still be at risk for adverse consequences associated with lower-priced stocks generally.

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We cannot assure you that the Reverse Stock Split would have the desired effect of maintaining compliance with NASDAQ Marketplace Rules and our Common Stock would not become subject to the risk of being delisted. Furthermore, the Reverse Stock Split would make it more difficult for us to meet certain other requirements for continued listing on The NASDAQ Capital Market, including rules related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders. Our Common Stock might experience reduced liquidity and trading volume due to the availability of fewer shares for trading after the Reverse Stock Split and certain investors could still consider the bid price of our Common Stock to be too low, including investors with express policies prohibiting transactions involving lower-priced stocks or investors who are reluctant to incur transaction costs that represent a higher percentage of the stock price of lower-priced stocks than of higher-priced stocks. In addition, customers, suppliers or employees might consider a company with a low stock price and reduced liquidity and trading volume as risky and might accordingly be less likely to transact business with us.

The Reverse Stock Split might also produce other negative effects. Investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects or to be part of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

Certain stockholders might be adversely affected disproportionately by the Reverse Stock Split. Some of our smaller stockholders might be eliminated since no fractional shares would be issued. Other stockholders might end up owning “odd-lots” of less than 100 shares as a result of the Reverse Stock Split, which would likely result in brokerage commissions and other transaction costs that are higher than the costs associated with transactions in even multiples of 100 shares.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we would not independently provide our stockholders with such rights if the Reverse Stock Split is effected.

Certain United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated under the Code, judicial decisions and administrative rulings, all as of the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and could cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from those described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income). Nor does it address any aspects of U.S. state or local or non-U.S. taxation. We have not and do not intend to seek any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any U.S. federal income tax consequences described herein. There can be no assurance that the IRS will not take positions inconsistent with the consequences discussed below or that any such positions would not be sustained by a court. All stockholders are urged to consult with their tax advisors with respect to the tax consequences of the Reverse Stock Split.

This discussion applies only to stockholders that are U.S. Holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including (i) stockholders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) traders in securities that elect to use a mark-to-market method of accounting; (vii) stockholders whose functional currency is not the U.S. dollar; (viii) persons holding our Common Stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; (ix) persons who acquired shares of our Common Stock in connection with employment or other performance of services; (x) U.S. expatriates; (xi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes); and (xii) S corporations. This discussion assumes that the pre-Reverse Stock Split shares of Common Stock were, and the post-Reverse Stock Split shares of Common Stock will be, held as a “capital asset,” as defined in Section 1221 of the Code. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

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As used herein, the term “U.S. Holder” is a beneficial owner of Common Stock that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States,

●	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

●	an estate whose income is subject to U.S. federal income tax regardless of its source, or

●	a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

ALL STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(E) of the Code that is not part of a plan to periodically increase any stockholder’s proportionate interest in the assets or earnings and profits of the Company. The remainder of this discussion assumes the Reverse Stock Split is so treated.

A U.S. Holder should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our Common Stock surrendered (excluding any portion of such basis that is allocable to any fractional share of our Common Stock), and such U.S. Holder’s holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered therefor. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders that acquired shares of our Common Stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

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A U.S. Holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split should be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having transferred to the Company that fractional share in exchange for cash. As a result, a U.S. Holder should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. Holder’s tax basis in our Common Stock allocable to such fractional share, unless the receipt of cash is treated as having the effect of a distribution of a dividend, in which case the cash received will be treated as dividend income to the extent of the Company’s current accumulated earnings and profits as calculated for U.S. federal income tax purposes. Stockholders are urged to consult their tax advisors to determine whether receipt of cash has the effect of a distribution of a dividend. Any capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our Common Stock surrendered exceeded one year as of the Reverse Stock Split Effective Date. The deductibility of capital losses is subject to limitations.

Board Discretion to Select Stock Split Ratio

If the Reverse Stock Split Proposal is approved by our stockholders, the Board will consider certain factors in selecting the specific stock split ratio, including prevailing market conditions, the trading price of the Common Stock on the days leading up to the filing of the Reverse Stock Split Amendment, and the steps that we will need to take in order to achieve compliance with the bid price requirement and other listing regulations of The NASDAQ Capital Market. The Board will publicly announce the ratio selected for the Reverse Stock Split prior to the effectiveness of the Reverse Stock Split within the limits set forth in the Reverse Stock Split Proposal.

Interests of the Board

No member of the Board has a substantial interest, directly or indirectly, in the matters set forth in the Reverse Stock Split Proposal, except to the extent of each member’s ownership of shares of our Common Stock or options or warrants to purchase shares of our Common Stock. The Reverse Share Split would result in the number of available shares of Common Stock, some of which could be used as compensation for non-employee directors or executive directors, such as Michael Tardugno, in connection with equity compensation plans. All such plans have been approved (or will be approved) by the stockholders of the Company at general meetings.

Vote Required for Approval

The affirmative vote of the holders of a majority of the voting power of our issued and outstanding shares of Common Stock and Preferred Stock at the Record Date will be required to approve the Reverse Stock Split Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT AN EXCHANGE RATIO WITHIN A RANGE OF 7-1, 10-1, 12-1 OR 15-1 AND TO MAINTAIN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK EFFECTIVE IMMEDIATELY AFTER THE REVERSE STOCK SPLIT AT THE CURRENT LEVEL OF 112,500,000 SHARES

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PROPOSAL NO. 2

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL NO.1.

Background of and Rationale for the Proposal

The Board believes that if there are insufficient votes of the Company’s Common Stock and Preferred Stock to approve the Reverse Stock Split Amendment, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Amendment.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Amendment.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of our of Common Stock and Preferred Stock will vote against the Reverse Stock Split Amendment, we could adjourn or postpone the Special Meeting without a vote on the Reverse Stock Split Amendment and use the additional time to solicit the holders of Common Stock to change their vote in favor of the Reverse Stock Split Amendment.

Vote Required for Approval

The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock and Preferred Stock represented at the Special Meeting will be required to approve the Adjournment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL NO.1

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STOCKHOLDER NOMINATIONS AND PROPOSALS FOR

THE 2022 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wants us to include a proposal in our proxy statement for presentation at our 2022 Annual Meeting of Stockholders in accordance with Rule 14a-8 promulgated by the SEC under the Exchange Act, the proposal must be received by us no later than March 6, 2022. Such proposals should be directed to Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648, Attention: Corporate Secretary.

A stockholder may also nominate directors or have other business brought before the 2022 Annual Meeting of Stockholders by submitting the nomination or proposal to the Company, not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, in advance of the anniversary of the 2021 Annual Meeting of Stockholders; provided, however, in the event that the date of the 2022 Annual Meeting of Stockholders is more than thirty calendar days before or more than thirty calendar days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th calendar day in advance of such date of annual meeting and not later than the close of business on the later of the 90th calendar day in advance of such date of annual meeting or the 10th calendar day following the date on which public announcement of the date of the meeting is first made. The nomination or proposal must be delivered to the Company’s executive offices at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648, Attention: Corporate Secretary no earlier than February 4, 2022 and no later than March 6, 2022. Any stockholder considering submitting a nominee or proposal for action at our 2022 Annual Meeting of Stockholders is directed to the Company’s Bylaws, which contain additional requirements as to submission of nominations for directors or proposals for stockholder action. Copies of the Bylaws may be obtained upon request to the Company’s Corporate Secretary. Stockholder proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Bylaws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access the Company’s SEC filings.

In addition, all documents the Company files under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to the Corporate Secretary, Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey 08648.

January _, 2022	By Order of the Board of Directors

Jeffrey W Church
Corporate Secretary

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Appendix A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

CELSION CORPORATION

Celsion Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Corporation is Celsion Corporation.

SECOND: The original Certificate of Incorporation of the Corporation (formerly known as Celsion (Delaware) Corporation) was filed with the Secretary of State of the State of Delaware on May 17, 2000, a Certificate of Ownership and Merger was thereafter filed with the Secretary of State of the State of Delaware on August 17, 2000, and certificates of Amendment to Certificate of Incorporation were thereafter filed with the Secretary of State of the State of Delaware on June 5, 2001, November 8, 2002, May 25, 2004, February 27, 2006, July 1, 2009, October 28, 2013, June 15, 2016 and May 26, 2017, respectively (the “Certificate of Incorporation”). A Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on February 25, 2013. A Certificate of Elimination of Series A 0% Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on January 10, 2022. A Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Redeemable Preferred Stock was filed with the Secretary of State of the State of Delaware on January 11, 2022 and a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Redeemable Preferred Stock was filed with the Secretary of State of the State of Delaware on January 11, 2022.

THIRD: The amendments to the Certificate of Incorporation below have been duly adopted by the board of directors of the Corporation and the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon at the special meeting of stockholders of the Corporation held on February 25, 2022 pursuant to Sections 141 and 242 of the DGCL.

FOURTH: The Certificate of Incorporation is hereby amended by deleting the text of the first two paragraphs paragraph of Article Fourth thereof and substituting the following two paragraphs therefor.

“Effective as of [__] at 4:00 pm ET and upon the filing of the Certificate of Amendment to Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the “Effective Date”), the shares of Common Stock, par value $0.01 per share, of the Corporation issued and outstanding immediately prior to the Effective Date (the “Old Shares”) shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into shares of Common Stock (as defined below) at an exchange ratio of 7-to-1, 10-to-1, 12-to-1 or 15-to-1, which definitive ratio shall be determined by the Corporation’s Board of Directors in its sole discretion (the “Reverse Stock Split”). No fractional shares shall be issued as a result of the Reverse Stock Split and, in lieu thereof, the Corporation shall pay to the holder of any such fractional share an amount in cash equal to such fraction multiplied by the closing sale price of the Corporation’s common stock on The NASDAQ Capital Market on the trading day immediately before the Effective Date. Each stock certificate representing the Old Shares immediately prior to the Effective Date shall thereafter represent that number of whole shares of Common Stock outstanding after the Effective Date into which the Old Shares represented by such certificate shall have been combined. Each holder of record of a stock certificate or certificates representing the Old Shares shall receive, upon surrender of such certificate or certificates, a new certificate or certificates representing the number of whole shares of Common Stock to which such holder is entitled pursuant to the Reverse Stock Split or, at the discretion of the Corporation and unless otherwise instructed by such holder, book-entry shares in lieu of a new certificate or certificates representing the number of whole shares of Common Stock to which such holder is entitled pursuant to the Reverse Stock Split. The shares of Common Stock issued in connection with the Reverse Stock Split shall have the same rights, preferences and privileges as the Old Shares.

Immediately after the effectiveness of the Reverse Stock Split, the total number of shares of all classes of stock which the Corporation shall have authority to issue shall be One Hundred Twelve Million Six Hundred Thousand (112,600,000) shares, consisting of (i) One Hundred Twelve Million Five Hundred Thousand (112,500,000) shares of common stock, par value $0.01 per share (“Common Stock”), and (ii) One Hundred Thousand (100,000) shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series.”

FIFTH: This Certificate of Amendment, and the amendment effected hereby, shall become effective at [      ]_ p.m. (Eastern Time) on [        ], 20[         ].

IN WITNESS WHEREOF, Celsion Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer on this ____ day of ________, 20__.

By:
Name:
Title:

A-1

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VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 23, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CLSN2022SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 23, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D65451-S40460

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELSION CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

NOTE: To consider and act upon any other matters that may properly come before the Special Meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D65452-S40460

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELSION CORPORATION

The undersigned stockholder of Celsion Corporation (the "Company") hereby appoints Michael H. Tardugno and Jeffrey W. Church, and each of them, as proxies, with full power of substitution in each of them, for and in the name of the undersigned, to represent the undersigned and vote, as designated below, all shares of the common stock of the Company which the undersigned is entitled to vote on all matters, except as specifically indicated below, at the Special Meeting of the Stockholders of the Company (the "Special Meeting") to be held at 10:00 a.m., Eastern Time, on Thursday, February 24, 2022, virtually via live webcast at www.virtualshareholdermeeting.com/CLSN2022SM, or at any adjournment or postponement thereof. The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN.

IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO MAIL BACK THIS PROXY.

Continued and to be signed on reverse side